Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for July 31, 2009. Net assets of the Fund were unaffected by the reclassifications.




                                            Reduction to           Reduction to
                                             Accumulated        Accumulated Net
                                          Net Investment          Realized Loss
                                                  Income         on Investments
                                -----------------------------------------------
                                                $124,836               $124,836


Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for July 31, 2009. Net assets of the Fund were unaffected by the reclassifications.

                                                Reduction             Reduction
                                           to Accumulated        to Accumulated
                                           Net Investment     Net Realized Loss
                                                   Income        on Investments
                                        ---------------------------------------
                                               $7,786,364            $7,786,364




Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for July 31, 2009. Net assets of the Fund were unaffected by the reclassifications.



                                              Reduction to         Reduction to
                                               Accumulated      Accumulated Net
                                            Net Investment        Realized Loss
                                                    Income       on Investments
                                        ---------------------------------------
                                                $2,697,264           $2,697,264